INDEPENDENT AUDITORS' CONSENT


The Board of Trustees
Oppenheimer California Municipal Fund:

     We consent to the use in this Registration Statement of Oppenheimer California Municipal Fund of our reports dated August 21, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to our firm under the heading "Financial Highlights" in Part A of such Registration Statement.





                                   /s/ KPMG Peat Marwick LLP
                                  -------------------------
                                    KPMG Peat Marwick LLP


Denver, Colorado
November 19, 1997